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Exhibit 11.1
LANVISION SYSTEMS, INC.

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                        Fiscal Year
                                                                  --------------------------------------------------------
                                                                        1996               1995                1994
                                                                  -----------------  -----------------   -----------------

                 Net (loss)                                     $      (4,668,540) $      (326,229)   $        (572,060)
                                                                  =================  =================   =================
                 Average shares outstanding                             8,283,761        4,488,000            4,488,000
                 Stock options:
                  Total options                                                 -          586,858              586,858
                  Assumed treasury stock buyback                                -         (380,533)            (380,533)
                 Convertible redeemable preferred
                  stock assumed converted                                       -        1,496,000            1,496,000
                                                                  -----------------  -----------------   -----------------
                 Number of shares used in per
                   common share computation                             8,283,761        6,190,325            6,190,325
                                                                  =================  =================   =================

                 Net (loss) per share of common stock           $       (.56)      $       (.05)      $         (.09)
                                                                  =================  =================   =================





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